AMENDED AND RESTATED LETTER OF CREDIT
                          REIMBURSEMENT AGREEMENT



                                                       July 31, 1998



Boothe Financial Corporation
BF Enterprises, Inc.
100 Bush Street
Suite 1250
San Francisco, CA 94104

Gentlemen:

               With reference to our recent discussions, we are pleased to confirm our agreement to amend and restate our Letter of Credit Reimbursement Agreement with you dated April 30, 1994 (as so amended and restated, and as the same may be hereafter amended, supplemented or otherwise modified, the "Agreement") and to issue, from the date hereof until the date which is 364 days from the date of this Agreement, irrevocable standby letters of credit for your joint and several account on the following terms and conditions:

1.    Issuance of Letter of Credit; Maximum Amount of Letters of Credit.
      -----------------------------------------------------------------

              (a) We agree, from the date hereof until the date which is 364 days from the date of this Agreement, on the terms and conditions hereinafter set forth, (i) to continue for the account of Boothe Financial Corporation our irrevocable letter of credit not to exceed US$1,200,000 (together with any replacements or extensions thereto, the "Existing Letter of Credit"), which Existing Letter of Credit was issued in favor of American National Bank and Trust Company, trustee of your subordinated debentures issued under an original indenture dated October 1, 1972 and six supplemental indentures, and (ii) upon reduction or termination of the Existing Letter of Credit, one or more other irrevocable letters of credit in such form as we shall approve in our sole discretion (each, a "Letter of Credit" and, together with the Existing Letter of Credit, collectively, the "Letters of Credit").

              (b) Notwithstanding anything to the contrary contained in this Agreement, the face amount of all Letters of Credit issued pursuant to this Agreement and outstanding at any time shall not exceed, in the aggregate, US$1,200,000. In addition, and without in any way limiting the limitation set forth in the immediately preceding sentence, no Letter of Credit will be issued hereunder if, after giving effect to the issuance of such Letter of Credit, the sum of (i) the aggregate principal amount of Loans under (and as defined in) the Promissory Note, dated the date hereof, in the original principal amount of



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

US$3,700,000, executed by each of you in favor of us (as amended, supplemented or otherwise modified from time to time, together with all replacements thereof and substitutions therefor, the "Revolving Note"), plus (ii) the aggregate face amount of all outstanding Letters of Credit issued hereunder, plus (iii) the aggregate amount of all unpaid and outstanding reimbursement obligations and fees hereunder in respect of such Letters of Credit (the "Minimum Coverage Amount"), exceeds the lesser of (i) US$3,700,000 and (ii) the Value of Investments (as defined in paragraph 6(d) hereof).

               (c) Unless extended pursuant to paragraph (d) below, each Letter of Credit issued hereunder shall have an expiry date (each, an "Expiry Date") no later than the date which is 364 days from the date of this Agreement.

               (d) The current Expiry Date of the Existing Letter of Credit is December 31, 1998. Subject to the next sentence, we agree to extend
(i) the current Expiry Date of the Existing Letter of Credit at our option, for additional periods of either one-year or ninety-days and (ii) to extend the Expiry Date of any other Letter of Credit in our sole discretion. Notwithstanding the foregoing, we may, in our sole discretion, elect not to renew the Existing Letter of Credit upon notice to you given not less than sixty days prior to any Expiry Date. You agree, not less than ten days prior to any Expiry Date to notify us of any request for an extension of the Expiry Date, such request to include the following information: (a) the face amount of the Letter of Credit (which, in the case of the Existing Letter of Credit, shall be decreased by the amount of any draw and by the amount of any debentures, paid or purchased by you), (b) the period by which the Expiry Date shall be extended, and (c) any other change with respect to the Letter of Credit during such extended term.

2.        Letter of Credit Fees.
          ---------------------

                  You shall pay us non-refundable fees for our rendering of the letter of credit services requested. Such fees will be in amounts set by us and will include, but not be limited to, the following:

                (a) Letter of Credit Fee. You shall pay us a letter of credit fee equal to (i) 3/8 of 1% per annum of the face amount of each Letter of Credit issued hereunder. The letter of credit fee shall be charged on the face amount of each Letter of Credit from its issuance date until its Expiry Date, shall be calculated on the basis of a 360-day year for the actual number of days elapsed, and shall be payable in advance, beginning on the initial issuance date and on each Expiry Date thereafter.

                (b) Amendment Fee. You shall pay us an amendment fee equal to $150 for each amendment requested.




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

3.        Reimbursement for Payments under the Letter of Credit.
          -----------------------------------------------------

               We shall promptly notify you in writing each time we are presented with the requisite documents for a payment pursuant to the terms of a Letter of Credit (and in such notice specify the amount of such payment). You agree promptly to reimburse us for such payment, together with interest thereon from the date of payment by us to the date of reimbursement by you at a fluctuating interest rate per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) equal to the fluctuating rate of interest announced by us as our base rate ("Base Rate") as in effect from time to time plus one percent (1%), with each change in such fluctuating rate to take effect simultaneously with the corresponding change in the Base Rate.

4.        Increased Costs.
          ---------------

               If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against Letters of Credit issued by us to you hereunder or against any other extension of credit by us to you hereunder, or other assets of, or any deposits or other liabilities taken or entered into by us or (ii) impose on us any other condition regarding this Agreement or any Letter of Credit and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost to us of issuing or maintaining such Letter of Credit or your reimbursement obligations hereunder or reduce the amounts receivable by us hereunder (which increase in cost or reduction in amount receivable shall be the direct result of our reasonable allocation of the aggregate of such cost increases or reductions resulting from such events), then, upon demand by us, you shall immediately pay to us for our account, from time to time as we specify, additional amounts which shall be sufficient to compensate us for the actual amount of such increased cost or reduction from the date of such change, together with interest on each such amount from the date demanded until payment in full thereof at the rate provided in paragraph 3 above. A certificate setting forth in reasonable detail such increased cost incurred by us as a result of any event mentioned in clause (i) or (ii) above, submitted by us to you, shall be conclusive, absent manifest error, as to the amount thereof.

5.        Obligations.
          -----------

               Your obligations under this Agreement shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances:

                      (i) Any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating to it (collectively, the "related documents");


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


                     (ii) Any amendment or waiver of or any consent to or departure from all or any of the related documents;

                     (iii) The existence of any claim, setoff, defense or other rights which you may have at any time against any beneficiary or any transferee of a Letter of Credit, ourselves (other than the defense of payment to us in accordance with the terms of this Agreement) or any other person or entity, whether in connection with this Agreement, the related documents or any unrelated transactions;

                     (iv) Any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                      (v) Payment by us under a Letter of Credit against presentation of a sight draft or certificate which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted negligence or willful misconduct on our part; and

                      (vi) Any other circumstances or happening whatsoever that may constitute a legal or equitable discharge or defense to payment, whether or not similar to any of the foregoing.

6.   Collateral; Minimum Coverage Amount.
     -----------------------------------

               (a) In order to secure your obligations (i) under this Agreement and (ii) under the Revolving Note, each of you pledges and grants or has pledged and granted, as the case may be, to us a security interest in and a general lien upon the property (the "Collateral") on deposit in Account No. 70-5032-01-9 maintained with us (the "Account"), all as more particularly described in the Pledge and Security Agreement dated as of the date hereof, between each of you and us (as amended, supplemented or otherwise modified from time to time, the "Security Agreement").

               (b) You agree that at all times you shall maintain sufficient Collateral in the Account so that the Value of Investments (as defined below) in such Account equals or exceeds the Minimum Coverage Amount (as defined in paragraph 1(b) hereof).

               (c) If at any time and for any reason, the Minimum Coverage Amount exceeds the Value of Investments, then upon our election and demand, you shall, within 5 business days of written notice from us, repay or prepay, as the case may be, Loans (as defined in the Revolving Note) in the amount of such excess or provide additional Investments with an aggregate Value equal to such excess. You also agree that in the event of your failure to


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

comply with the foregoing provisions of this clause (c), we shall have the right, in addition to the right to require repayment of the Loans or additional Collateral, to sell such of the Collateral as we may reasonably select and determine to be necessary to remedy such shortfall.

               (d) You agree to furnish us, or cause to be furnished to us, within fifteen (15) days of the end of each fiscal month, monthly valuation reports with respect to the Investments with sufficient detail for us to establish the Value of Investments.

               (d) For purposes hereof, the terms "Minimum Coverage", "Moody's", "Value", "Investments", "Value of Investments" and "S&P" shall have the following meanings:

               "Investments" shall mean, the types of investments set forth in the definition of "Value" which are on deposit in, or credit to, the Account.

               "Minimum Coverage Amount" shall mean, at any time of determination, the sum of (i) the aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit, (ii) the aggregate amount of all unpaid and outstanding reimbursement obligations hereunder, and
(iii) the aggregate principal amount of Loans (as defined in the Revolving Note) outstanding under the Revolving Note.

               "Moody's" shall mean Moody's Investment Service, Inc., and any successor thereto.

               "S&P" shall mean Standard & Poor's Corporation Ratings Services, a division of McGraw-Hill, and any successor thereto.

                "Value" shall mean, at any time of determination, with respect to any of the following types of Investments set forth below (which shall be denominated in U.S. dollars), the value of each such Investment times the percentage set forth opposite such Investment below:


     Investment                                     Assigned Value
     ----------                                     ---------------

Cash and Cash Equivalents -                               100%
money market accounts, eurodollar
deposits and other time deposits limited
to one year or less

U.S. Government and Federal agency                         90%
obligations with a maturity of less than
five years




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


         Investment                                  Assigned Value
         ----------                                  --------------


U.S. Government and Federal agency                     80%
obligations with a maturity of more than
five years

Commercial Paper- rated A-1 or better                  To be determined on a case-by-case basis
by S&P or P-1 or better by Moody's, with               and, in any event, not to exceed 90%
maturities of 270 days or less

Corporate Bonds- rated BBB or better by                75%
S&P or Baa or better by Moody's, with
maturities of note less than two years

Stock- common or  preferred stock traded               Coverage rate, amounts, and acceptability
on a U.S. exchange, broadly traded in                  to be determined by us in our sole
volumes that permit sales without unduly               discretion and, in any event, not to exceed
depressing prices and free of legends and              75%
restrictions on sale or transfer

Other money market instruments acceptable              100%
to us in our sole discretion


              "Value of Investments" shall mean the aggregate sum of the Value of all Investments.


7.       Payments.
         --------

              All payments of principal, interest, fees and other amounts payable by you hereunder shall be made in immediately available and freely transferable funds of U.S. Dollars by 10:00 a.m., New York time, on the date of payment to us at our office at One State Street, New York, New York 10004, U.S.A., free and clear of, and without deduction for, any taxes, withholdings or other charges imposed on such payments (other than taxes, withholdings or other charges imposed on or measured by our net income or net profits). Should any such taxes, withholdings or other charges be imposed on any such payment (other than taxes, withholdings or other charges imposed on or measured by our net income or net profits), you will pay them and remit to us an amount equal to what we would have received had such a tax, withholding or other charge not been imposed, together with receipts evidencing payment of same.


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


8.        Conditions Precedent.
          --------------------

               Our obligation to continue the Existing Letter of Credit or issue any other Letter of Credit and to extend credit to you hereunder is subject to our receipt in form satisfactory to us of (a) a certified copy of resolutions of your board of directors authorizing your execution, delivery and performance of this Agreement, the Revolving Note and the Security Agreement (and the documents hereinafter referred to); (b) a certified copy of your charter and by-laws, together with a secretary's or assistant secretary's certificate certifying as to the authority of each person executing any of the documents referred to herein, together with specimen signatures of each such person, (c) payment of all Letter of Credit fees referred to in paragraph 2; (d) an executed copy of the Security Agreement and the Revolving Note, together with the Collateral;
(e) such other documents and approvals, or certified copies thereof, and opinions as we may from time to time reasonably request.

9.        Representations and Warranties.
          ------------------------------

                  You each hereby represent and warrant that:

                  (a) You are duly incorporated, validly existing and in good standing under the laws of the state of your incorporation.

                  (b) The execution, delivery and performance by you of this Agreement are within your corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approvals and do not contravene (i) your charter or by-laws, or (ii) any law, regulation or contractual restriction binding on or affecting you which may have a material adverse affect on your financial condition, operations or affairs.

                  (c) This Agreement is your legal, valid and binding obligation enforceable against you in accordance with its terms.

                  (d) There is no pending or, to the best of your knowledge, threatened action or proceeding affecting you before any court, governmental agency or arbitrator which may materially adversely affect your financial condition, operations or affairs.

                  (e) There has been no material adverse change in your financial condition, operations or affairs as reflected in your most recent audited consolidated financial statements, copies of which have been furnished to us.

                  (f) You wholly-own the Collateral pledged to us free and clear of all liens and encumbrances whatsoever. No further action, including any filing or recording of any security agreement or financing statement is necessary in order to establish and perfect our prior security interest in or first lien on the Collateral.

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



                  (g) You have filed all tax returns which you are required to file, have paid all taxes and assessments due and payable and no taxing authority has asserted any claim for unpaid taxes or assessments against you except those claims which are being contested in accordance with paragraph 10(g) below.

               The representations and warranties contained herein shall be true and correct as of the date of each extension of the Expiry Date of a Letter of Credit.

10.            Covenants.
               ---------

                So long as this Agreement is in effect and until all your obligations hereunder shall have been paid in full, with accrued interest, you each covenant and agree that:

                  (a) Financial Statements; No Default Certificate. You shall furnish us, (i) within 100 days after the close of each fiscal year, with your audited financial statements, prepared and certified by your independent certified public accountants without "going concern" or like qualification as of the end of such period, including a balance sheet and related statements of earnings, shareholder's equity and changes in financial position for such fiscal year, in each case setting forth in comparative form the figures for the previous year, (ii) within 50 days after the close of each of the first three quarters of your fiscal year, similar financial statements to those referred to in (i) above, unaudited but prepared in accordance with generally accepted accounting principles consistently applied and certified as true and correct by your Treasurer or chief financial officer; (iii) within 100 days after the close of each fiscal year and 50 days after the close of each fiscal quarter a certificate signed by your chief financial officer to the effect that no default has occurred and is continuing, or, if a default shall have occurred or is continuing, specifying each such default in reasonable detail, the nature and status thereof and the actions taken or proposed to be taken by you with respect to such default; and (iv) such other financial or other information as we may from time to time reasonably request.

                  (b) Notice. You shall promptly give notice in writing to us of (i) the occurrence of a default hereunder or under the Revolving Note or the occurrence of any event which according to your judgment with notice or the passage of time or both would result in the occurrence of a default hereunder,
(ii) any material adverse condition affecting you or your operations and (iii) any action or event known to you which may materially and adversely affect your performance of this Agreement.

                  (c) Regulations. You shall observe and comply in all material respects with all statutes, rules, regulations, guidelines or other requirements having the force of law that now or at any time hereafter may be applicable to you, the noncompliance with which could materially adversely affect your business, operations or financial condition.


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


                  (d) Negative Pledge. Except for the security interest granted in our favor, you shall not create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any kind on any of the Collateral, whether now owned or hereafter acquired.

                  (e) Taxes. You shall duly file all tax returns with respect to you and your property which are required to be filed and duly pay all taxes shown thereon to be due and payable, unless such taxes are being contested in accordance with clause (g) below.

                  (f) Corporate Existence. You shall cause to be done all things necessary to preserve and keep in full force and effect your corporate existence, rights and franchises so as to maintain your business as in existence on the date hereof; at all times maintain, preserve and protect in all material respects all trade names, trademarks, copyrights, patents, permits, service marks and licenses, or rights thereto used in the conduct of your business; preserve, in all material respects, property used or useful in the conduct of your business and keep the same in good repair, working order and condition, ordinary wear and tear expected, and from time to time make, or cause to be made, all needful and proper repairs and improvements thereto so that the business carried on in connection therewith may be properly conducted at all times; and maintain insurance to such extent and against such risks as is customary for companies similarly situated.

                  (g) Obligations. You shall pay all of your indebtedness and obligations promptly and in accordance with normal terms and trade practices; and pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon you or upon your income and profits, or upon any of your property, real, personal or mixed, or upon any part thereof, before the same becomes in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might become a lien upon your properties or any part thereof; provided, however, that you shall not be required to pay and discharge or cause to be paid and discharged any such indebtedness, obligation, tax assessment, charge, levy or claim so long as (i) the applicability or validity thereof is being contested in good faith by appropriate corporate procedures, and (ii) you have set aside on your books adequate reserves with respect to contests in excess of US$100,000.

                  (h) Books and Records. You shall keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to your business and activities; and permit our authorized representatives to visit your offices from time to time during normal business hours, to examine such books and records and make a reasonable number of copies or extracts therefrom and to discuss your affairs and accounts with your officers and accountants.

                  (i) Tangible Net Worth.  You shall at all times maintain a


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

tangible net worth of not less than US$12,000,000. For purposes of this covenant, guarantees not shown on the financial statements delivered pursuant to subparagraph (a) above shall be excluded from the calculation of tangible net worth.

                  (j) Acquisition; Merger. You shall not consolidate or merge into any other entity or acquire through the purchase of assets or stock any business entity with an aggregate value in excess of US$5,000,000 without our prior written consent, which consent shall not be unreasonably withheld.

                  (k) Further Acts. From time to time you shall execute and deliver to us all such further documents and instruments and do all such other acts and things as may be reasonably required in our opinion to enable us to exercise and enforce our rights hereunder and under the other documents referred to herein.


11.      Miscellaneous.
         -------------

                  (a)      Amendments, Waivers, Etc.   No amendment or waiver of
any provision of this Agreement nor consent to any departure by you therefrom, shall in any event be effective unless the same shall be in writing and signed by us and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on our part to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by us of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. You further agree that our rights, remedies and powers hereunder shall continue unimpaired and that you shall remain obligated in accordance with the terms hereof notwithstanding the partial exercise by us of any right, remedy or power. Each and every right, remedy and power hereby granted to us or allowed us by law or other agreement shall be cumulative and not exclusive and may be exercised by us from time to time.

                  (b) Notices, Etc. Notices and other communications provided for hereunder shall be in writing (including telex or telegraphic communications) and mailed, telexed, telegraphed or delivered to you at your address as shown on the first page hereof; and, if to us, at One State Street, New York, New York 10004, Attention: Middle Market Corporate Finance; or as to each of us at such other address as shall be designated by such party in a written notice to the other party.

                  (c) Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in paragraph 10(a) and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

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

                  (d) Costs and Expenses. You agree to pay all of our reasonable expenses (including, but not limited to, reasonable legal fees and disbursements) of every kind incidental to the enforcement of this Agreement or the collection of any sums due to us hereunder. You hereby indemnify us and hold us harmless from and against any and all claims, damages, losses, liabilities, reasonable costs or expenses whatsoever which we may incur (or which may be claimed against us by any person or entity whatsoever) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, the Letter of Credit; provided that you shall not be required to indemnify us for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by our willful misconduct or negligence in determining whether a sight draft or certificate presented under a Letter of Credit complied with the terms of such Letter of Credit. Nothing in this paragraph is intended to limit your reimbursement obligation contained in this Agreement.

                  (e) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Except as otherwise provided in the Letter of Credit, such Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by us. The provisions herein are supplemental to, and not in substitution of, said Uniform Customs and Practice.

                  (f) Consent to Jurisdiction. You represent that you have no immunity with respect to any action or proceeding brought in connection with this Agreement, and agree that any legal or equitable action or proceeding with respect to this Agreement or the enforcement thereof may be brought in any Federal or State court of competent jurisdiction located in the City of New York and, by execution and delivery of this Agreement, you accept for yourself and your property, generally and unconditionally, the jurisdiction of the aforesaid courts and any related appellate court, irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement, and irrevocably waive any objection you may now or hereafter have as to the venue of any such action or proceeding brought in such a court or that such court is an inconvenient forum. You consent to the service of process out of any of the aforementioned courts in any such action or proceeding by mailing of copies thereof by registered mail, postage prepaid, such service to become effective three business days after such mailing. Nothing herein shall affect our right to serve process in any other manner prescribed by law or the right to bring legal or equitable actions or proceedings in other competent jurisdictions. Any judicial proceeding by you against us involving, directly or indirectly, any matter in any way arising out of, related to or connected with this Agreement shall be brought only in a court located in the City of New York. YOU HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING BROUGHT BY YOU OR US INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT.


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


                  (g) Continuing Obligation. This Agreement shall constitute your continuing obligation, shall survive the termination of a Letter of Credit and shall (i) be binding on yourselves, your successors and assigns and (ii) inure to the benefit of and be enforceable by ourselves and our successors and assigns, provided that you may not assign all or any part of this Agreement without our prior written consent.

                  (h) Responsibility. The beneficiary (or beneficiaries as the case may be) of a Letter of Credit shall be deemed to be your agent and you assume all risks for its acts or omissions. We do not assume any liability for our failure to pay under a Letter of Credit if such failure is due to any restriction in force at the time and place of presentment and you agree to indemnify us and hold us harmless from any consequences that may arise therefrom. Neither we nor our correspondents, if any, shall be responsible: for the validity, sufficiency, or genuineness of documents, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; for failure of any draft to bear any reference or adequate reference to an applicable Letter of Credit, or failure of any person to note the amount of any draft on such Letter of Credit or to surrender or take up such Letter of Credit; each of which provisions, if contained in such Letter of Credit itself, it is agreed may be waived by us, provided, however, that with respect to each of the above, we have acted in good faith and without gross negligence or willful misconduct. We and our correspondents, if any, may receive, accept or pay as complying with the terms of a Letter of Credit, any drafts or other documents, otherwise in order, which may be signed by, or issued to, the administrator or executor of, or the trustee in bankruptcy of, or the receiver for any of the property of, or any other person or entity acting as the representative or in the place of, the party in whose name such Letter of Credit provides drafts or other documents should be drawn or issued. Furthermore, neither we nor our correspondents, if any, shall be responsible for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, facsimile transmission or otherwise; nor shall we be responsible for any error, neglect, or default of any of our correspondents, if any; and none of the above shall affect, impair, or prevent the vesting of any of your rights or powers hereunder. In furtherance and not in limitation of the specific provisions hereinbefore set forth, you agree that any action taken or not taken by us in good faith, or by any correspondent of ours, if any, in good faith, under or in connection with a Letter of Credit or the drafts or documents pertaining thereto, shall be binding on you and shall not put us or such correspondents under any resulting liability to you.

12.      Termination; Acceleration.
         --------------------------

                  (a) This Agreement shall remain effective, and your obligations hereunder shall continue, until the termination or expiration, as applicable, of all Letters of Credit issued hereunder and the payment in full of all amounts due hereunder and under the Revolving Note.

                  (b) If (i) you fail to pay when due any principal or interest or any other amount payable hereunder; or (ii) you fail to perform or



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


observe any term, covenant or agreement contained in this Agreement, the Revolving Note or the Security Agreement or in any instrument, document or agreement delivered pursuant hereto or in connection herewith; or (iii) any representation or warranty made or deemed to be made by you hereunder or in any application, financial statement, instrument, document or agreement delivered pursuant hereto or in connection herewith shall prove to have been incorrect in any material respect when made or shall prove to be incorrect in any material respect as of the date made or deemed to be made; or (iv) you shall, with respect to any obligation (other than your obligations under this Agreement or the Revolving Note) in excess of US$1,500,000, (x) fail to pay any of your indebtedness for borrowed money or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, or (y) fail to perform or observe any term, covenant or condition on your part to be performed or observed under any agreement or instrument relating to any such indebtedness for borrowed money, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate the maturity of such indebtedness for borrowed money, or any such indebtedness for borrowed money shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or (v) an Event of Default under (and as defined in) the Revolving Note shall have occurred and be continuing, then, our agreement to issue Letters of Credit shall terminate and in any such event, we may, by notice of default given to you, take any one or more of the following actions: (1) declare all of your outstanding obligations to us hereunder (including, but not limited to, all contingent and unmatured obligations hereunder), together with accrued interest to the date of payment, to be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which you hereby waive, and/or (2) require that you provide us, within five business days of the date you receive notice from us of such default, with cash collateral in an amount equal to the sum of (A) the maximum aggregate amount of all drafts that might thereafter be drawn under all Letters of Credit, plus (B) all fees thereafter payable in respect of all Letters of Credit.

                  (c) In the event of the commencement by you of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by you to the entry of an order for relief in an involuntary case under any such law or to the appointment of or the taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of you or of any substantial part of your property, or the making by you of any general assignment for the benefit of creditors, or your failure generally to pay your debts as such debts become due, or the taking of corporate action by you in furtherance of any of the foregoing, then, and in any such event, our agreement to issue Letters of Credit shall terminate and all of your outstanding obligations to us hereunder (including, but not limited to, all contingent and unmatured obligations hereunder), together with accrued interest to the date of payment, shall thereupon immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which you hereby waive; and

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



we may require that you provide us with cash collateral in an amount equal to the sum of (A) the maximum aggregate amount of all drafts that might thereafter be drawn under all Letters of Credit plus (B) all fees thereafter payable in respect of all Letters of Credit.

13.      Joint and Several Obligations.
         -----------------------------

              For all purposes of this Agreement, the provisions hereof shall, unless specifically stated to the contrary, apply to each or any of you and you shall be jointly and severally liable for all of your obligations hereunder, under the Revolving Note, the Security Agreement or any other agreement or document relating hereto or thereto. It is understood and agreed that the obligations of each of you under this Agreement, the Revolving Note, the Security Agreement or any other agreement or document relating hereto or thereto shall not be affected by any release or other indulgence granted by us to any one of you with respect to the obligations of any other party hereto.

               If the foregoing agreement is acceptable to you, please sign and return to us the enclosed copy of this letter and the other documents referred to above.

                                  Very truly yours,

                                  IBJ SCHRODER BANK & TRUST COMPANY


                                  By: /s/ John Duncan
                                      ---------------------------
                                      John Duncan
                                      Managing Director


Agreed to and accepted:

BOOTHE FINANCIAL CORPORATION


By:  /s/ Brian P. Burns
     --------------------------
     Name: Brian P. Burns
     Title:


BF ENTERPRISES, INC.


By: /s/ Brian P. Burns
    ----------------------------
     Name: Brian P. Burns
     Title:

                          PLEDGE AND SECURITY AGREEMENT
                                (Possessory Lien)


                  PLEDGE AND SECURITY AGREEMENT (this "Security Agreement") dated July 31, 1998 among BF ENTERPRISES and BOOTHE FINANCIAL CORPORATION (collectively, the "Pledgors") and IBJ SCHRODER BANK & TRUST COMPANY
(the "Bank").

                  WHEREAS, the Pledgors are parties to the Loan and Security Agreement dated April 30, 1994 (the "Existing Security Agreement") pursuant to which, among other things, the Pledgors party thereto granted the Bank a lien on and security interest in the Account (as defined below) maintained with the Bank, and all property on deposit therein as security for the payment and performance of the Pledgors' obligations under the Letter of Credit Reimbursement Agreement dated April 30, 1994 (the "Existing Reimbursement Agreement") pursuant to which, among other things, the Bank agreed to issue letters of credit for the joint and several account of the Pledgors; and

                  WHEREAS, concurrently with the execution and delivery of this Security Agreement, (i) the Pledgors and the Bank are entering into an Amended and Restated Letter of Credit and Reimbursement Agreement dated the date hereof which amends and restates the Existing Reimbursement Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Reimbursement Agreement") and (ii) the Pledgors are executing a Promissory Note, dated the date hereof, in favor of the Bank in the original principal amount of $3,700,000 pursuant to which, subject to the terms and conditions therein, the Bank has agreed to extend credit to the Pledgors (as the same may be amended, restated, supplemented or otherwise modified from time to time, together with any substitution therefor, the "Note"); and

                  WHEREAS, it is a condition precedent to extensions of credit under the Note and the issuance of letters of credit under the Reimbursement Agreement that the Pledgors amend and restate the Existing Security Agreement;

                  NOW THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree to amend and restate the Existing Security Agreement as follows:

                  1. Security Interest. Subject to the terms and conditions hereinafter set forth and as security for the prompt payment and performance of the Pledgors' obligations to the Bank under the Note and the Reimbursement Agreement, each Pledgor hereby ratifies and confirms the security interests and liens granted pursuant to the Existing Security Agreement and pledges, assigns, hypothecates, transfers, sets over, grants a security interest in and delivers to the Bank all of such Pledgor's rights, title and interest in and to all cash, time deposits, certificates of deposit, securities, financial assets, securities entitlements, financial instruments, investment property and other property, and any permitted substitutions therefor or additions thereto (the "Collateral") on

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

deposit with the Bank in Custody Account No. 70-5032-01-9 (the "Account") and/or any other account maintained by any of the Pledgors with the Bank, together with any and all proceeds thereof.

                  Each Pledgor covenants and agrees to maintain Collateral in the Account acceptable to the Bank in the amounts and subject to the margins set forth in the Reimbursement Agreement and the Note. The Account and all Collateral on deposit therein shall be under the sole dominion and control of the Bank, provided that the Pledgors shall be entitled to make withdrawals from the Account, if (i) the Bank shall have consented to such withdrawal, such consent not to be unreasonably withheld, (ii) after giving effect to such withdrawal, the Value of Investments (as such term is defined in the Reimbursement Agreement) equal or exceeds the Minimum Coverage Amount (as defined in the Reimbursement Agreement) and (iii) immediately prior to and after giving effect to such withdrawal, no default shall have occurred and be continuing under the Note or the Reimbursement Agreement.

                  2. Representations and Warranties. Each Pledgor represents and warrants that (a) such Pledgor has the power and authority to enter into this Security Agreement and to grant a security interest in the Collateral and the Account pursuant to the provisions hereof and (b) such Pledgor or one of the other Pledgors is the sole beneficial owner of the Collateral and the Account and the assets contained therein, free and clear of all security interests, liens and other encumbrances, and the transferability of the Collateral is not restricted in any way.

                  3. Default. Upon the occurrence of any event described in Paragraphs 12(b) or (c) of the Reimbursement Agreement or an Event of Default under (and as defined in) the Note, the Bank may, in addition to any other rights and remedies it may have with respect to the Account and the Collateral,
(a) immediately and without further demand declare all obligations under the Reimbursement Agreement and the Note, together with accrued interest thereon and all fees payable thereunder, immediately due and payable, (b) cause the Collateral to be registered in the Bank's name or in the name of the Bank's nominee, (c) vote the Collateral so transferred, and receive income and make or receive collections thereon and hold said income and collections as Collateral or apply said income and collections to any of the obligations owing hereunder or under the Note or the Reimbursement Agreement, and (d) exercise any and all of the rights and remedies of a secured party upon default under the Uniform Commercial Code and otherwise including, without limitation, the right without further demand or notice of any kind, all of which are hereby expressly waived by the Pledgors to the extent permitted by applicable law, to sell and deliver the Collateral, or any of it, at any broker's board, or at public or private sale, in whole at any time or in part from time to time, within New York City or elsewhere, for cash, upon credit or for future delivery and at such price or prices as it shall deem satisfactory.

                  The Bank may be a purchaser at any sale and may apply the amounts due and unpaid under the Note and the Reimbursement Agreement to the payment of the purchase price for the Collateral. In case of any sale by the


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
Bank, any of the Collateral sold may be retained by the Bank until the selling price is paid by the purchaser, but the Bank shall incur no liability in case of the failure of the purchaser to take up and pay for the Collateral so sold. In case of any such failure, such Collateral so sold may be again similarly sold. All proceeds from any such sale or sales shall be held and applied by the Bank against the outstanding obligations of Borrower to the Bank.

                  4. Waivers by Pledgors. Each Pledgor hereby waives (a) all rights, if any, of marshalling the Account or any other property, and (b) all protests and notices of dishonor and all other notices except those specifically provided for herein.

                  5. Reimbursement of Expenses. Each Pledgor hereby agrees, jointly and severally, to reimburse the Bank on demand for all reasonable expenses incurred by it in connection with the enforcement of this Security Agreement including reasonable attorneys fees. Each Pledgor further agrees, jointly and severally, to indemnify the Bank and to hold it harmless from and against any all liability incurred by it hereunder or in connection herewith, unless such liability shall be due to willful misconduct or gross negligence on the part of the Bank.

                  6.     Further Pledge, Etc.   Except for withdrawals permitted
by Section 1 hereof, no Pledgor shall sell, withdraw, assign, transfer, mortgage, pledge or otherwise hypothecate or encumber the Account or the Collateral to anyone other than the Bank, and none of the Pledgors shall permit a financing statement describing the Collateral or the Account to be filed in any jurisdiction.

                  7. Governing Law. This Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, U.S.A.

                  8. Consent to Jurisdiction. Each Pledgor represents that it has no immunity with respect to any action or proceeding brought in connection with this Security Agreement, and agrees that any legal or equitable action or proceeding with respect to this Security Agreement or the enforcement thereof may be brought in any Federal or State court of competent jurisdiction located in the City of New York and, by execution and delivery of this Agreement, such Pledgor accepts for itself and its property pledged hereunder, generally and unconditionally, the jurisdiction of the aforesaid courts and any related appellate court, irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, and irrevocably waives any objection it may now or hereafter as to the venue of any such action or proceeding brought in such a court or that such court is an inconvenient forum. Each Pledgor consents to the service of process out of any of the aforementioned courts in any such action or proceeding by hand delivery or by mailing of copies thereof by certified mail, postage prepaid, such service to become effective upon receipt if delivered by hand, otherwise five business days after such mailing. Nothing herein shall affect the Bank's right to serve process in any other manner prescribed by law or the right to bring legal or equitable actions or proceedings in other competent jurisdictions. Any judicial proceeding by any Pledgor against the Bank involving, directly or indirectly, any matter in any way arising out of, related to or connected with this Agreement shall be brought only in a court located in the City of New York. EACH PLEDGOR HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING BROUGHT BY THE PLEDGOR OR THE BANK INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED, OR CONNECTED WITH THIS AGREEMENT.

                           [Signature page follows.]

             IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement as of the date and year first written above.


                                            Pledgors:
                                            --------

                                            BF ENTERPRISES, INC.

                                       By: /s/ Brian P. Burns
                                           ---------------------------
                                           Name: Brian P. Burns
                                           Title: Chairman


                                            BOOTHE FINANCIAL CORPORATION


                                       By: /s/ Brian P. Burns
                                           ----------------------------
                                           Name: Brian P. Burns
                                           Title: Chairman



Bank:
----

IBJ SCHRODER BANK & TRUST COMPANY


By: /s/ John Duncan
    -----------------------------
     John Duncan
     Managing Director

IBJ Schroder                                       CORPORATE-REVOLVER
Bank & Trust Company
                                                      PROMISSORY NOTE

US $3,700,000                                      New York, New York
                                                       July 31,  1998



         FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of IBJ SCHRODER BANK & TRUST COMPANY (the "Bank"), the principal sum of THREE MILLION SEVEN HUNDRED THOUSAND U.S. Dollars (US$3,700,000), or such lesser amount as may be outstanding hereunder from time to time, on the Maturity Date (defined below), together with accrued and unpaid interest, fees and expenses. The amount due and owing from time to time by the undersigned and the interest rate applicable thereto shall be evidenced by the Bank's records which shall be conclusive evidence thereof.

1. Maturity Date. For purposes of this Note, "Maturity Date" shall mean the earlier of (i) the date of any default hereunder and (ii) the date which is 364 days from the date of this Note.

2. Maximum Amount of Loans. Notwithstanding anything to the contrary contained in this Note, including, without limitation, the stated original principal amount, the Bank shall not be required to make any loan or advance to the undersigned (each, a "Loan" and, collectively, "Loans") hereunder if, after giving effect to the making of such Loan, the sum of (i) the aggregate principal amount of Loans outstanding under this Note, plus (ii) the aggregate face amount of all outstanding Letters of Credit issued under (and as defined in) the Amended and Restated Letter of Credit Facility Agreement between the Bank and the undersigned, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Reimbursement Agreement") plus
(iii) the aggregate amount of all unpaid and outstanding reimbursement obligations and fees under the Reimbursement Agreement in respect of such Letters of Credit (the "Minimum Coverage Amount"), exceeds the lesser of
(i) US$3,700,000 and (ii) the Value of Investments (as such term is defined in the Reimbursement Agreement). The undersigned further acknowledges and agrees that, notwithstanding anything to the contrary contained in this Note or the Reimbursement Agreement, the face amount of all outstanding Letters of Credit issued under (and as defined in) the Reimbursement Agreement shall not exceed, in the aggregate, US$1,200,000.

3. Interest. The undersigned promises to pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof until such amount is due and payable at an interest rate per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) for each Interest Period (as hereinafter defined) equal to 1.50% in excess of the rate of interest at which U.S. Dollar deposits are offered to the Cayman Islands Branch of the Bank in the London Interbank Eurodollar Market two business days (as hereafter defined) prior to the commencement of such Interest Period for a period equal to such Interest Period, plus the cost, as determined in good faith by the Bank, of complying with any reserve, special deposit, or similar requirement (including, but not limited to reserve requirements) imposed or deemed applicable by any U.S. governmental authority against any assets held by the Bank or deposits or accounts

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
with the Bank or credit extended by the Bank ("LIBOR"). "Interest Period" shall mean a period of one month, provided that (i) any Interest Period which would end on a date beyond the Maturity Date shall end on the Maturity Date, and
(ii) any Interest Period which would otherwise end on a non-business day shall end on the next succeeding business day (defined below), unless such day falls in a new calendar month, in which event such Interest Period shall end on the next preceding business day. The availability of Loans using the LIBOR Rate shall be subject in each instance to the availability of U.S. Dollar deposits to the Cayman Islands Branch, such availability to be determined in the Bank's sole discretion. All references to "business day" shall mean a day on which the Bank is open for business at its New York City headquarters and, in the case of determining LIBOR, "business day" shall also mean a day in which dealings in U.S. dollars are carried on in the London Interbank Eurodollar Market.

         The undersigned shall pay the Bank accrued interest on each Loan from time to time outstanding hereunder on the last day of each Interest Period and on the Maturity Date. The undersigned promises to pay the Bank interest on any overdue principal and any overdue interest from the due date thereof (whether by acceleration or otherwise) at a floating rate per annum equal at all times to 4% over the greater of the interest rate then in effect and the Base Rate (as defined in the Reimbursement Agreement) (the "Default Rate"). Interest shall be charged by offset against the Account (as defined in paragraph 14) which undersigned maintains with the Bank.

          Notwithstanding anything to the contrary above, no amount outstanding hereunder shall bear interest in excess of the maximum rate of interest permitted by law.

4. Increased Costs; Illegality. If, after the date hereof, due to any increase in reserve requirements or other charges or costs imposed by any governmental authority (whether or not having the force of law), the Bank shall determine in good faith that there has been a direct increase in the costs to the Bank of making, funding or maintaining any Loan, or a reduction in the yield received by the Bank thereon, then the undersigned shall from time to time, upon the Bank's demand to such effect, pay to the Bank additional amounts sufficient to compensate the Bank for such increased costs or reduction in yield to the Bank. A detailed statement as to the amount of such increased costs or reduction in yield, submitted to the undersigned by the Bank shall be conclusive and binding for all purposes. Notwithstanding anything to the contrary herein contained, if any law, regulation or treaty or any change therein or in the interpretation or application thereof by any authority or agency charged with the administration thereof or by any court shall make it unlawful for the Bank to make or fund or maintain any Loan or to give effect to any of its obligations as contemplated hereby, then, on written notice thereof and demand therefor by the Bank to the undersigned, (i) the obligation of the Bank to make such Loan to the undersigned shall terminate or (ii) if any such Loan shall be outstanding, the undersigned shall, on the last day of the applicable Interest Period for each such Loan or, if earlier, the latest date allowed by applicable law, prepay such Loan together with all accrued interest thereon and all fees and other amounts payable to the Bank hereunder.

5. Representations and Warranties. The undersigned represents and warrants on the date hereof that: (i) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) the execution, delivery and performance by the undersigned of this Note are within the powers of the undersigned, have been duly authorized by all necessary action, have received all necessary governmental approvals, and do not contravene its organizational documents, or any law, regulation or contractual restriction binding on or affecting the undersigned; (iii) this Note is the legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with its terms; (iv) there is no pending or threatened action or proceeding affecting the undersigned before any court, governmental agency or arbitrator which may materially adversely affect the financial condition, operations or affairs of the undersigned; (v) there has been no material adverse change in the financial condition, operations or affairs of the undersigned as reflected in the most recent audited financial statements of the undersigned, copies of which have been furnished to the Bank or any material adverse change in the undersigned's ability to perform its obligations hereunder; (vi) except as being contested by the undersigned in good faith, all tax returns with respect to the undersigned and the undersigned's property which are required to be filed have been duly filed, all taxes and assessments shown thereon to be due and payable by the undersigned have been paid, and no taxing authority has asserted any claim for unpaid taxes or assessments against the undersigned; and (vii) the undersigned shall apply the proceeds of the Loan evidenced by this Note toward general business requirements or as otherwise permitted by the Bank.

6. Covenants. The undersigned covenants that until all obligations of the undersigned hereunder shall have been paid in full, with accrued interest, the undersigned shall: (i) furnish the Bank, (a) within 100 days after the close of each fiscal year, with audited consolidated and consolidating financial statements of the undersigned prepared and certified by independent certified public accountants acceptable to the Bank as of the end of such period, including a balance sheet and related statements of earnings, shareholders' equity (if applicable) and changes in financial position for such fiscal year, in each case setting forth in comparative form the figures for the previous year prepared in accordance with generally accepted accounting principles consistently applied during the period involved without a "going concern" or like qualification or exception or any qualification arising out of the scope of the audit; (b) within 50 days after the close of each of the first three quarters of each fiscal year, similar financial statements to those referred to in (a) above, unaudited but prepared in accordance with generally accepted accounting principles consistently applied and certified by the chief financial officer of the undersigned; and (c) such other financial or other information as the Bank may from time to time request; (ii) duly file all tax returns with respect to the undersigned and its property which are required to be filed and duly pay all taxes shown thereon to be due and payable by the undersigned;
(iii) not use the proceeds of any Loan evidenced by this Note for the purpose of purchasing or carrying "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System; (iv) comply, at all times in all material respects with to the Employee Retirement Income Security Act of 1974, as amended, including any regulations promulgated thereunder and carry all insurance available through the Pension Benefits Guaranty Corporation ("PBGC") or any private insurance companies covering its obligations to the PBGC;
and (v) notify the Bank promptly of the occurrence of an Event of Default (as defined in paragraph 4) or an event which with notice or lapse of time or both would constitute an Event of Default. So long as the Reimbursement Agreement remains in effect, compliance by the undersigned with its obligations under the Reimbursement Agreement shall be deemed to satisfy the obligations of the undersigned in this paragraph, but only to the extent that such obligations are duplicative.

7. Events of Default; Acceleration. If any of the following events ("Events of Default") shall occur: (i) any amount payable hereunder shall not be paid when due; (ii) any representation, warranty or statement made or deemed made by the undersigned in this Note, in any collateral documents executed contemporaneously herewith, or if subsequent hereto, contemplated hereby or which is contained in any certificate, document, financial or other statement, furnished at any time in connection with this Note shall prove to be incorrect or untrue in any material respect when made or deemed made; (iii) failure by the undersigned to perform or observe any covenant or agreement contained in this Note, the Reimbursement Agreement or the Security Agreement (as defined below); (iv) any event described in Paragraphs 12(b) or (c) of the Reimbursement Agreement shall have occurred which event entitles the Bank to terminate its obligation to issue Letters of Credit under (and as defined in) the Reimbursement Agreement (whether or not the Reimbursement Agreement is then in effect and whether or not the Bank has actually terminated its obligation to issue Letters of Credit thereunder); (v) the undersigned shall be dissolved or shall become insolvent or admit in writing its inability to pay its debts or make a general assignment for the benefit of creditors, or if any proceeding shall be instituted by or against the undersigned seeking a garnishment, an adjudication of bankruptcy or insolvency, or seeking reorganization, arrangement, adjustment or composition of the debts of such person or entity under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of or the taking possession by a receiver, trustee, liquidator, assignee, custodian, sequestrator or other similar official for such person or entity or the property thereof, or the undersigned shall take any action to authorize any of the foregoing; (vi) any governmental authority or any court at the instance thereof shall take possession of any substantial part of the property of, or assume control over the affairs or operations of, the undersigned, or the transaction of the usual business of the undersigned shall be suspended; or (vii) the undersigned shall grant or suffer to exist any security interest, lien, charge or other encumbrance on the Collateral (as defined in paragraph 14); then, and in each such event (unless the Bank shall otherwise elect in writing), any obligation on the Bank's part to extend or maintain credit to the undersigned hereunder shall immediately cease and this Note and all obligations of the undersigned hereunder shall forthwith be due and payable without presentment, demand, protest or other notices of any kind, all of which are hereby waived by the undersigned. Notwithstanding any other rights the Bank may have under any applicable law and hereunder, upon the occurrence of an Event of Default, the Bank shall have the right to apply (including by way of set off) any of the property of the undersigned now or hereafter in the possession or control of the Bank (including account balances) to a reduction of the obligations of the undersigned under this Note. The undersigned hereby pledges all such property to the Bank to secure this Note.

8. Payments and Prepayments; Reborrowings Prohibited. All payments to be made hereunder shall be made not later than 11:00 a.m. New York City time on the date

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

on which such payment shall become due in immediately available and freely transferable funds of U.S. Dollars for the account of the Bank at One State Street, New York, New York 10004, free and clear, and without deduction for, any and all present and future taxes, withholdings and other charges (excluding taxes, withholdings or other charges imposed on or measured by the Bank's net income or net profits) imposed on such payments (all such non-excluded taxes, withholdings or other charges, collectively referred to as "Taxes"). Should any Taxes be imposed on such payments, or any documentary, stamp, excise or similar type tax be imposed on this Note or on the execution, delivery or enforcement hereof, the undersigned shall pay the same and remit payment to the Bank in an amount equal to that which would have been payable had no Taxes or such other impositions been imposed thereon, together with receipts evidencing payment of such taxes.

         If any date of payment is not a business day in New York City, payment shall be made the next succeeding business day (except with respect to payments of interest, which shall be subject to the definition of "Interest Period" set forth in paragraph 3). All payments and prepayments will first be applied to accrued interest and any remaining amount will then be applied to principal.

         From and until the Maturity Date, amounts borrowed hereunder and repaid may be reborrowed. An request for a borrowing hereunder shall be made at least three business days prior to the date such Loan is to be made, and each borrowing hereunder shall be in a minimum principal amount of US$100,000 or in multiples of US$100,000 in excess thereof.

         In the event that the Bank shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to make any Loan hereunder) as a result of any repayment or prepayment of a Loan on a date other than the scheduled last day of an Interest Period or any Loan not being made on the date such Loan was requested to be made, then, upon written notice to the undersigned, the undersigned agree, within five business days of such notice, to pay the Bank such amount as will (in the reasonable determination of the Bank) reimburse the Bank for such loss or expense. Such written notice shall, in the absence of manifest error, be conclusive and binding on the undersigned.

9. Fees and Expenses. The undersigned shall pay the Bank on demand all reasonable expenses (including, but not limited to, reasonable legal fees and disbursements) of any kind incidental to the enforcement of this Note or the collection of any sums due to the Bank hereunder.

10. Successors and Assigns; Benefits of Note; Joint and Several Obligations. This Note shall inure to the benefit of the Bank and its successors and assigns. This Note and the provisions hereof are binding upon the assigns and successors of the undersigned and they shall continue in force notwithstanding any change in any partnership party hereto, whether such change occurs through death, retirement or otherwise. The undersigned, if more than one, shall be jointly and severally liable hereunder, and all provisions hereof shall apply to each or any of the undersigned; provided that the obligations of each of the undersigned shall not be affected by any release or other indulgence granted by the Bank to any other of the undersigned with respect to its obligations hereunder.

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11.   Notices.  Notices and other communications provided for hereunder shall be in writing (including telex, electronic or telegraphic communications) and mailed, telexed, sent, telegraphed or delivered to the undersigned at the address as shown on the signature page hereof; and, if to the Bank, at One
State Street, New York, New York 10004, Attention: Middle Market Corporate Finance; or as to each party at such other address as shall be designated by such party in a written notice to the other party.

12. Governing Law; Waiver of Immunities; Consent to Jurisdiction; Waiver of Jury Trial. This Note shall be governed by and construed in accordance with the laws of the State of New York. To the extent that the undersigned has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to the undersigned or its property, the undersigned hereby irrevocably waives such immunity in respect of its obligations hereunder. The undersigned agrees that any legal or equitable action or proceeding with respect to this Note or the enforcement hereof may be brought in any Federal or State court of competent jurisdiction located in the City of New York and, by execution and delivery of this Note, the undersigned accepts for the undersigned and the property of the undersigned, generally and unconditionally, the jurisdiction of the aforesaid courts and any related appellate court, irrevocably agrees to be bound by any judgment rendered thereby in connection with this Note, and irrevocably waives any objection the undersigned may now or hereafter have as to the venue of any such action or proceeding brought in such a court or that such court is an inconvenient forum. The undersigned consents to the service of process out of any of the aforementioned courts in any such action or proceeding by mailing of copies thereof by registered air mail, postage prepaid, to the address(es) set forth below, such service to become effective three business days after such mailing. Nothing herein shall affect the Bank's right to serve process in any other manner prescribed by law or the right to bring legal or equitable actions or proceedings in other competent jurisdictions. Any judicial proceeding by the undersigned against the Bank involving, directly or indirectly, any matter in any way arising out of, related to or connected with this Note shall be brought only in a court located in the borough of Manhattan.

         THE UNDERSIGNED HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING BROUGHT BY THE UNDERSIGNED OR THE BANK INVOLVING,
DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF,
RELATED TO, OR CONNECTED WITH THIS NOTE.

13. Amendment; Waiver. No provision hereof shall be modified or limited except by a written instrument expressly referring to this Note. No delay on the part of the Bank in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right. The rights, remedies, and benefits granted herein are cumulative and not exclusive of any rights, remedies or benefits which the Bank may otherwise have. The undersigned hereby waives presentment, notice of dishonor and protest of this Note.

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14.   Grant of Security Interest; Minimum Coverage Amount.   In order to the
obligations of the undersigned under this Note and the Reimbursement Agreement, the undersigned pledges and grant or has pledged and granted, as the case may be, to the Bank us a security interest in and a general lien upon the property (the "Collateral") on deposit in Account No. 70-5032-01-9 maintained with the (the "Account"), all as more particularly described in the Pledge and Security Agreement dated as of the date hereof, between each of you and us
(as amended, supplemented or otherwise modified from time to time, the "Security Agreement").

         The undersigned agree that at all times there shall be sufficient Collateral in the Account so that the Value of Investments (as such term is defined in the Reimbursement Agreement referred to in paragraph 1) in such Account equals or exceeds the Minimum Coverage Amount (as defined in paragraph 1).

         If at any time and for any reason, the Minimum Coverage Amount exceeds the Value of Investments, then upon the Bank's election and demand, the undersigned shall, within 5 business days of written notice from the Bank, repay or prepay, as the case may be, any Loans outstanding in the amount of such excess or provide additional Investments with a Value equal to such excess. The undersigned also agree that in the event that the undersigned fail to comply with the foregoing provisions of this paragraph, the Bank shall have the right, in addition to the right to require repayment of the Loan or additional Collateral, to sell such of the Collateral as the Bank may reasonably select and determine to be necessary to remedy such shortfall.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the date set forth above, retaining one copy for the undersigned's records.


BOOTHE FINANCIAL CORPORATION                 BF ENTERPRISES, INC.


By:  /s/ Brian P. Burns                    By: /s/ Brian P. Burns
     ------------------------                  -----------------------
     Name:                                      Name:
     Title:                                     Title:

Address for Notices:                       Address for Notices:

c/o BF Enterprises, Inc.                   100 Bush Street, Suite 1250
100 Bush Street, Suite 1250                San Francisco, CA  94104
San Francisco, CA 94104                    Attn: Ms. Paula Lawrence
Attn: Ms. Paula Lawrence


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